As filed with the Securities and Exchange Commission on _________, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

                                                                    Washington, D.C. 20549

                                 Post-Effective Amendment No. 1

                                                                                       to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PACMAN MEDIA INC.

(Exact name of registrant as specified in its charter)

Nevada	7373	32-0421189
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

David Mark Evans

President/Secretary/Treasurer/Director

Unit 8954

483 Green Lanes London, N134BS England, U.K.

Telephone No.: +44(745) 481-0618
e-mail: pacmanmedia@mail.com

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

BUSINESS FILINGS INCORPORATED

Commercial Registered Agent

311 S Division ST

Carson City

89703

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]

Non-accelerated Filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	9.000.000	$0.01	$90,000	$11.46
Total	9.000.000	$0.01	$90.000	$11.46

(1)

There is no current market for the securities and the price at which the shares are being offered has been arbitrarily determined by us and used for the purpose of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to Section 8(a), may determine.

                                                                                     EXPLANATORY NOTE

Pacman Media, Inc., a Nevada corporation (the “Company”), filed a Registration Statement on Form S-1 on May 25, 2016, which was declared effective on June 10, 2016, to register for sale by the Company 9,000,000 shares of common stock par value $0.001 (the “Offering”) under the Securities Act of 1933. This Post-Effective Amendment No. 1 is being filed to (i) extend our public offering for one year from the time the post-effective registration statement is declared effective, (ii) include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016 that was filed with the Commission on May 26, 2017, and (iii) make certain other updates to the Registration Statement contained herein.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED _____, 2017

PRELIMINARY PROSPECTUS

PACMAN MEDIA, INC.

                                             9,000,000 SHARES OF COMMON STOCK AT $0.01 PER SHARE

In a direct public offering and without involvement of any underwriters or broker-dealers, we have offered, on a best-effort basis, 9,000,000 shares of common stock at a price of $0.01 per share. In July, September, October, November and December of 2016, as well as in January, February, March and April of 2017, the Company issued 1,850,000 shares of common stock for a purchase price of $0.01 per share to various individual shareholders in accordance with the Company’s Registration Statement on Form S-1, filed on May 25, 2016.

This prospectus relates to the offering by Pacman Media Inc. (“PACMAN MEDIA INC.,” “we,” “our,” the “Company” or the “Registrant”) of a total of 9.000.000 shares (the “Shares”) of our common stock on a "self-underwritten" basis at a fixed price of $0.01 per share.

There is no minimum offering of the Pacman Media Inc. shares, however investors should consider our shares to be a high-risk and illiquid investment. See "Risk Factors" beginning on page 7 for the risks of investing in our company.

Our management will have sole control over the withdrawal of funds from company’s account. We have not made arrangements to place the funds in an escrow account with a third party escrow agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds during the offering process. See "Use of Proceeds" and "Plan of Distribution."

This is our initial public offering. Prior to this offering there has been no public market for our common stock and we have not applied for listing or quotation on any public market.  After the effective date of the registration statement, we intend to seek a listing of our common stock on the Over-The-Counter Bulletin Board (“OTCBB”), which is maintained by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

Our officer and director will market our common stock and offer and sell the securities on our behalf. This is a best efforts direct participation offering that will not utilize broker-dealers. No officer or director will receive any compensation for his role in selling shares in the offering.

The Company is considered to be in unsound financial condition. Persons should not invest unless they can afford to lose their entire investment.

The Company is considered an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and will be subject to reduced public company reporting requirements.

The Company is at its development stage, with nominal operations and assets. As a result, we are considered a shell company under Rule 405 of the Securities Act and are subject to additional regulatory requirements as a result of this status, including limitations on our shareholder’s ability to re-sell their shares in our company, as well as additional disclosure requirements. Accordingly, investors should consider our shares to be a high-risk and illiquid investment.

Before purchasing any of the common stock covered by this Prospectus, carefully read and consider the risk factors included in the section entitled “RISK FACTORS” BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

 These securities involve a high degree of risk, and prospective purchasers should be prepared to sustain the loss of their entire investment. There is currently no public trading market for the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information about this offering, Pacman Media Inc., or the shares offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is _____, 2017.

Table of Contents

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

PART I	6
SUMMARY	6
RISK FACTORS	8
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	16
USE OF PROCEEDS	16
DETERMINATION OF OFFERING PRICE	35
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	35
DIVIDEND POLICY	36
DILUTION	36
PLAN OF DISTRIBUTION	37
DESCRIPTION OF SECURITIES TO BE REGISTERED	39
SHARES ELIGIBLE FOR FUTURE RESALE	39
DESCRIPTION OF OUR BUSINESS	40
LEGAL MATTERS	44
MMANAGEMENT	44
EXECUTIVE COMPENSATION	46
COMPENSATION OF DIRECTORS	46
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	46
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	47
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	47
MANAGEMENT'S DISCUSSION AND ANALYSIS	47
AVAILABLE INFORMATION	50
FINANCIAL STATEMENTS	51
PART II	79
UNDERTAKINGS	80
EXHIBIT INDEX	83
WHERE YOU CAN GET MORE INFORMATION	84

PART I

SUMMARY

This summary provides a brief overview of the key aspects of our offering. It may not contain all of the information that is important to you. You should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under “Risk Factors,” and our financial statements and their accompanying notes.

In this prospectus, “Pacman Media Inc.”, “the Company,” “we,” “us,” and “our,” refer to Pacman Media Inc., unless the context otherwise requires. Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending October 31. Unless otherwise indicated, the term “common stock” refers to shares of the Company’s common stock, par value $0.001 per share.

The Company

Pacman Media Inc. was incorporated in the State of Nevada on September 25, 2013. Our offices are located at Unit 8954, 483 Green Lanes, London N13 4BS, England, United Kingdom.

Pacman Media is a new venture, which intends to specialize in the creation of mobile apps (applications) to be used on mobile devices, specifically smartphones and tablet computers. The apps are planned to be designed using voice recognition software and their purpose is to make it possible to continue work, on say a word document, even if the user is away from their desktop computer. Therefore our apps meant to be specifically designed for users who are ‘on the move’ be it stuck in traffic, waiting for a train or pounding the sidewalk.
We intend to cater industry professionals and those desiring to join their ranks such students. Once produced we plan to sell the apps in the region of $10.

There is uncertainty associated with our business plans considering that the Company has not had any operations yet and not created any mobile apps to date.

We are a development stage company with no revenue earned to date and minimum operations and assets~~.~~ We will require additional funding in order to pursue our business objectives and there is no guarantee that we will be successful in this regard.

We are not a blank check registrant, since we have a specific business plan and purpose. We have not had preliminary, and do not have any present plans regarding the possibility of an acquisition or merger.

We will need to complete our offering in order to cover an estimated minimum of $8,000 in federal securities law compliance costs which includes at least $4,000 in accounting and auditing costs for the 12 month period following the effectiveness of our registration statement.

Currently, our President devotes approximately twenty hours a week to the Company. We will require the funds from this offering in order to fully implement our business plan as discussed in the "Plan of Operation" section of this prospectus.

Our financial statements as of April 30, 2017 reports nominal revenue of $0 and a net loss of $(2,506).  Our cash balance as of April, 30, 2017 is $13,563.

Investors should be aware that our independent auditors have issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. Our auditor's opinion is based on our suffering initial losses, having limited operations, and having limited working capital. Our only source for cash at this time are private investments or loans. However, we don’t have any written agreements in place for any investments or loans from third parties. We must raise cash to implement our projects and expand our operations.

Investors must be aware that we do not have sufficient capital to independently finance our own plans.  We have no plans, arrangements or contingencies in place in the event that we cease operations, in which case investors would lose their entire investment.

The Offering

We are offering, on a self-underwritten basis, a total of 9,000,000 shares of the common stock of our Company at a price of $0.01 per share.  This is a fixed price offering.  In order to close the Offering all of the offered shares must be sold. This Offering of shares by our Company will terminate 180 days from the effective date of this Prospectus, although we may close the Offering on any date prior if the Offering is fully subscribed. The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.

There is no minimum offering of the Pacman Media Inc. shares and investors will not receive a return of their investment if all shares are not sold.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this Prospectus is for investment purposes only and currently no market for our common stock exists.  Please refer to "Risk Factors" and "Dilution" sections before making an investment in our stock.

Securities Being Offered	9,000,000 shares of common stock.

Offering Price	$0.01 per share
Offering Period	The shares are being offered for a period not to exceed 180 days from the effective date of this Prospectus.
Number of Common Stock Issued and Outstanding Before Offering	4,000,000, all of which are held by our president.
Number of Common Stock to be Issued and Outstanding After Offering	13,000,000
Gross Proceeds to Our Company Net Proceeds to Our Company

$90,000.00
Since it is not assured that the Company will generate the maximum amount of proceeds there are range of possible outcomes resulting from our best efforts no minimum offering. However if the Company generates less than $22,500 we may have to make additional loans in order to execute our planed business.

$81,000.00
Assuming approximate losses due to: bank fees and the exchange rates and utilizing  money from this offering for the offering expenses. This net amount is the maximum amount if all of the shares are sold.

Use of Proceeds	We intend to use the proceeds to develop our business operations.
Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” section.
Going Concern

From inception until the date of this filing, we have had very limited operating activities. Our financial statements for the six months ended April 30, 2017, report nominal revenue of $0 and a net loss of $(2,506). Our independent registered public accounting firm has issued an audit opinion for Pacman Media Inc.   which includes an explanatory paragraph as to an uncertainty with respect to the Company’s ability to continue as a going concern.

Our sole officer, director, control person and/or his affiliates do not intend to purchase any shares in this offering.

Summary Financial Information

The following tables set forth a summary of the Company’s financial information as provided in its year-end financial statements.  You should read this information together with our audited financial statements and the notes thereto appearing elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Balance Sheet Data	April 30, 2017
Cash and Cash Equivalents	$13,563
Total Current Assets	$13,563
Current Liabilities	$1,680
Total Stockholders’ Equity	$11,883

Statement of Operations From September 25, 2013 – April 30,2017
Revenue	$5,655

    Net Loss                                                                                                            $                                                (12,293)

RISK FACTORS

An investment in our common stock involves a high degree of risk.
You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.

Because we are considered to be a “shell company” under applicable securities rules, investors may not be able to rely on the resale exemption provided by Rule 144 of the Securities Act. 144 Safe Harbour is unavailable for the resale of shares issued by us unless and until we cease to be a shell company and have satisfied the requirements of Rule 144(i)(1)(2). As a result, investors may not be able to re-sell our shares and could lose their entire investment.
We are a “shell company” as defined by Rule 12b-2 promulgated under the Exchange Act. Accordingly, the securities in this offering can only be resold through registration under the Securities Act, meeting the safe harbor provisions of paragraph (i) of Rule 144, or in reliance upon Section 4(1) of the Securities Act of 1933 for non-affiliates. The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to Rule 144, one year must elapse from the time a "shell company", as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a "shell company" and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144.

The term "Form 10 information" means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Because we are considered to be a “shell company” under applicable securities rules, we are subject to additional disclosure requirements if we acquire or dispose of significant assets in the course of our business. We will incur additional costs in meeting these requirements, which will adversely impact our financial performance and, therefore, the value of your investment. Because we are considered to be a “shell company” under Rule 405 of Regulation C of the Securities Act, we are subject to additional disclosure requirements if we entered into a transaction, which results in a significant acquisition or disposition of assets. In such a situation, we must provide prospectus-level, detailed disclosure regarding the transaction, as well as detailed financial information. In order to comply with these requirements, we will incur additional legal and accounting costs, which will adversely impact our results of operations. Furthermore, ability to attract additional capital through subsequent unregistered offerings maybe limited. As a result, the value of an investment in our shares may decline..

We believe our cash balance is not sufficient to fund our current limited levels of operations for extended period of time. We have been utilizing funds received from our president and director from the purchase of shares. Our president has informally agreed to advance funds to allow us to pay for offering costs, filing fees, professional fees, including fees payable in connection with the filing of this registration statement and operation expenses.  He has no commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $22,500 in funding. If we fail to secure this amount the shareholders are likely to face material risks of loss.

Conflict of interest may arise from other business activities conducted by Mr. Evans.

Our sole director and officer is employed as a social media consultant for twenty hours per week and this could result in Mr. Evan’s inability to properly manage affairs of Pacman Media Inc. We have not formulated a plan to resolve any possible conflict of interest with his other business activities. If he is unable to fulfill any aspect of his duties to the company we may experience a shortfall in operations resulting in little or no profits and eventual termination of the business.

Difficulty in pursuing lawsuits and enforcing judgments against Company’s management due to its presence outside of the United States. Our sole officer and director resides in the United Kingdom and we intend to sell the common stock outside of the United States. In America, for instance, while the legal principles and laws do allow American courts to recognize and enforce foreign judgments, foreign courts may not necessarily reciprocate. Enforcing U.S. court judgments abroad can prove especially difficult in light of divergent rules on jurisdiction, requirements for special service of process, lack of international agreements or cooperation. For aforementioned reasons our stockholders are likely to face possible difficulties in:

 a. effecting service of process within the United States against our officer;

   b. enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against our officer;
c. enforcing judgments obtained in U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our officer;
d. bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our officer

We do not have binding loan agreement for additional funding that the Company may require.
The agreement with Mr. Evans to provide funding to Pacman Media is non-binding and there is no guarantee that Mr. Evans will provide such funding. We anticipate that we may have to raise additional funding. Apart form this offering, we do not currently have any other arrangements for additional financing. Obtaining additional funding from any other sources will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. If we are not able to raise the capital necessary to fund our business objectives, we may have to delay the implementation of our business plan.

We may produce insignificant sales figures.
Pacman media can launch an app that fails to generate meaningful sales. Scenarios where this could happen are that not enough publicity is generated in the trade press or online user forums to attract the target buyer in significant enough numbers. Another reason for poor sales could be that the apps we develop are not generic enough and too specialized to appeal to a mass market. Yet another reason is that our apps could suffer technical glitches and design flaws that generate negative consumer reviews. For example we are intending to develop voice activated apps. In doing so we are relying on voice recognition software called Dragon dictation. If this software does not provide an absolutely fluid, seamless experience for the user then sales will suffer which would likely have a knock on negative effect on any investors funds.

We are likely to face aggressive competition from bigger rivals.
From our research we find that as of May 2015 there were 1.4 million apps available for download from the Apple Store compared to 900,000 in June 2013. So to us the market seems to be increasingly crowded and in order for our apps to stick out from the crowd they need to have superior and innovative design qualities. The risks in this area are that our apps are not innovative enough to stick out in a crowd of 1.4 million. Also established competitors could launch a similar app in the same period and outperform us promotionally by aggressively marketing their product using their own established advertising strategies. Most ominously, rivals with larger economies of scale could steal our idea and design an app with similar functions but superior design features. All of this will have direct impact on our possible revenues and investors should strongly consider this risk before investing any money with Pacman Media.

Significant likelihood of having technical glitches on platforms and mobile devices with an app that we plan to produce.
There are four major platforms that we can chose from to try launch our app and each platform have their own associated smartphones and tablets from which users may purchase and download apps. However each platform has its own associated risks. The IOS platform, otherwise known as the Apple Store, suffers from frequent technical glitches which interrupt business and prevent downloads for hours at a time. For newly launched apps such glitches are potentially damaging, particularly if they coincide on the day or week of the launch as the frustrations of trying to purchase the product from a faulty site will generate a ‘bad experience’ for the potential customer and could ensure they never attempt to download our app again, even when the platform is restored. In the light of this risk we are facing strong possibility of loosing potential customers, which will directly impact our possible revenues and chance of growing as a business.

We risk of investing in a platform that we can’t control.
One of the biggest risk of native mobile application development lies in our complete lack of control over the platform itself. It could happen that the platform owner decides to sell itself or shut down entirely. Since we have no control over the platform, we’re out of luck. For example, Blackberry the company that practically invented the smartphone market is now on the ropes–having lost considerable market share over the past few years. Companies that chose to build apps for this platform now face the very real possibility of seeing all of their money and effort disappear. Situation like that could materially effect our future projects so it is a possible risk for us, and one that an investor with Pacman Media, shouldn’t take lightly.

Our app could be exposed to piracy.
Our intention to utilize the Android platform exposes our app to piracy. This platform seems to have been criticized for the relative ease with which users can install priced Android apps on to their devices without having to pay for them. Yet Android remains attractive because it looks like it dominates the app market. Thus if we decided to launch our app on the Android platform in the hope of accessing the majority of app users, we would risk damaging the integrity of our product, which could have adverse effects on our popularity in the market place and diminished sales, which in effect is likely to bring our possible revenues down.

Our probable exposure to malware attack.
Through our research and observation we believe that most devices used by the major app platforms are vulnerable to Malware attacks that completely hijack installed apps and their data or the entire device. Apart from any general disruption of business inherent in a mass malware attack the specific risk to Pacman Media is that those behind Malware attacks typically design an imitation of an existing app and encourage users to download it. If such hackers copied one of our apps for this purpose it could have a dramatic downward impact on our reputation and sales.

Root Applications
Rooting and jail breaking are commonplace. Users or attackers run exploits against the mobile operating system to provide them with unfettered access to the file system and allow them to be the "root" user of the operating system. Some users appreciate the freedoms that having root access gives them. Root access also provides a gateway to other app stores, such as Cydia, or the ability to download applications from untrusted sources. The applications running as root deliver functional and malware risks to the business. In some cases, the functional/malware line starts to get fuzzy with the root applications because, typically, the applications provide more functionality than the typical non-root applications provide.

Our small company size plays against us on the capital market.
We find that relatively recent global recession is placing constraints on the ability of companies, particularly smaller ones, to raise capital, operate effectively and profitably and to plan for the future.  Currently, it is not clear to us whether the economy will fully recover appreciably in the near future.  Pacman Media being a small, startup company is especially vulnerable to these conditions and if current economic conditions do not improve, or if they worsen, our business will likely suffer from the impact of inability to raise sufficient capital. In the light of this matter, an investor in our shares could end up being one of the only few who invests in us.

If our President leaves prior to securing replacements, we will be left without management and our business operations would cease.
We depend on the services of our President, David Mark Evans, and our success depends on the decisions made by him. The loss of the services of our President could have an adverse effect on our business, financial condition and results of operations.  There is no assurance that our President will not leave us or compete against us in the future, as we presently have no employment agreement with him.  In such circumstance, we may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. Our failure to attract additional qualified employees or to retain the services of Mr. Evans could have a material adverse effect on our operating results and financial condition.  Even if we are able to find additional personnel, it is uncertain whether we could find someone who could successfully operate our business. We will fail without appropriate replacements.

Although our President is not currently receiving compensation for his services, he may decide to pay himself, which will adversely impact any potential net profit that we may generate.
We are not currently compensating our President for providing management services to us.  In the future we might pay him compensation if the cash flow that we generate from operations significantly exceeds our total expenses.    Mr. Evans, as our president and director, has the power to set his own compensation as he sees fit.  If he determines to compensate himself, it could have an adverse effect on our net profit, if any.

The lack of public company experience of our president and director could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.
Mr. David Evans, our president and director, has had no responsibility for managing a public company in the United States, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002.  Such responsibility includes complying with federal securities laws and making required disclosures on a timely basis. In addition, Mr. Evans may not be able to implement programs and policies in an effective and timely manner or in a manner which adequately responds to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, in which event you could lose your entire investment in our company.

We are an "emerging growth company" and we intend to take advantage of reduced disclosure and governance requirements applicable to emerging growth companies, which could result in our common stock being less attractive to investors.
We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012 and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company, which in certain circumstances could be for up to five years.

As an emerging growth company, exemptions from the following provisions are available to us:

1.	Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2.	Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3.

Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4.

Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5.

The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

Risks Relating to Our Common Stock

We can not register our common stock under Section 12(g) of the Securities Exchange Act of 1934 (“Exchange Act”) by filing a Form 8-A on a pre-effective basis. There is a prohibition on the use of Form S-8 by shell companies,  prohibiting the ability of a shell company to register securities pursuant to a Form S-8 Registration Statement until and unless certain conditions are met;
a. Added disclosure of shell company status on the cover page of the SEC’s Forms 10-Q, 10-QSB, 10-K, 10-KSB and Form 20-F filings; and b. Amended the SEC’s Form 8-K to add new Item 5.06 and added new Exchange Act of 1934 Rules 13a-19 and 15d-19 relating to Form 20-F, which require companies which have ceased being shell companies to disclose certain information with the Commission.
The consequences to investors of us being a Section 15(d) registrant in comparison to a Section 12(g) registrant are as follows:  Under Section 15(d) of the Exchange Act, we are not required to file periodic reports if we have less than 300 holders of record for the fiscal year after the year of effectiveness. if we do not register our securities under Section 12 of the Exchange Act, we may not have an ongoing periodic reporting obligation and will not be subject to the Commission’s proxy rules and Section 16 of the Exchange Act.

There is no minimum offering of the Pacman Media Inc. shares and investors will not receive a return of their investment if all shares are not sold.

Because our president and director, who is also our sole promoter, will own 30.7% of the outstanding shares after this offering, he will retain significant control of us and be able to elect directors which could decrease the price and marketability of the shares.

Even if we sell all 9,000,000 shares of common stock in this offering, Mr. Evans will still own 4,000,000 shares and will continue to have significant influence on company control. As a result, Mr. Evans is likely to have influence to:

•	elect or defeat the election of our directors;
•	amend or prevent amendment of our articles of incorporation or bylaws;
•	effect or prevent a merger, sale of assets or other corporate transaction; and
•	affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our insider, new investors may not be able to effect a change in the Company’s business or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholder.

In addition, sales of significant amounts of shares held by Mr. Evans, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We are selling shares in this offering without an underwriter and may be unable to sell all of the shares, in which case, we may have to seek alternative financing to implement our business plans and you would receive a return of your entire investment.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares. We intend to sell them through our president and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of the shares. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholder acquired his shares at a cost of $0.001 per share, a cost per share that is substantially less than the amount you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.01 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be substantially less than what you pay for them, see the Dilution table.

Because the proceeds of our offering will be held in a standard corporate checking account rather than an escrow account, until the offering closes, it is possible that creditors of the company could attach these funds and we may not be able to return your funds if the offering is not completed.

Our management will have sole control over the withdrawal of funds. We have not made arrangements to place the funds in an escrow account with a third party escrow agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds during the offering process.

There is currently no public market for our securities, and there can be no assurance that any public market will develop or that our common stock will be quoted for trading.

There is no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering by the selling stockholders, or, if developed, be sustained. After the effective date of the registration statement of which this prospectus is a part, we intend to identify a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted.  We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, we cannot assure you that we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a public market may not materialize.

 If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the Over-the-Counter Bulletin Board or a public trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities should they desire to do so, rendering their shares effectively worthless and resulting in a complete loss of their investment.

A purchaser is purchasing penny stock which limits his or her ability to sell our stock.

The shares offered by this prospectus constitute penny stock under the Exchange Act.  The shares will remain penny stock for the foreseeable future.  "Penny stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, that is, generally those with assets in excess of $1,000,000 or annual income  exceeding  $200,000  or  $300,000  together  with a spouse.  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase.

Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market.  The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks.  Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

 If you purchase shares of our common stock sold pursuant to this offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited, which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of her investment.

If quoted, the price of our common stock may be volatile, which may substantially increase the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

 Even if our shares are quoted for trading on the Over-the-Counter Bulletin Board following this offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

•	variations in quarterly operating results;
•	our announcements of significant commissions and achievement of milestones;
•	our relationships with other companies or capital commitments;
•	additions or departures of key personnel;
•	sales of common stock or termination of stock transfer restrictions;
•	changes in financial estimates by securities analysts, if any; and
•	Fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

Because we do not intend to pay any dividends on our common stock, holders of our common stock must rely on stock appreciation for any return on their investment.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

Additional issuances of our securities may result in immediate dilution to existing shareholders.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. We are authorized to issue up to 75,000,000 shares of common stock, of which 4,000,000 shares of common stock are currently issued and outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. We may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders’ interests, which will negatively affect the value of your shares.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results.

                It may be time consuming, difficult and costly for us to develop and implement the additional internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal auditing and other finance staff in order to develop and implement appropriate additional internal controls, processes and reporting procedures.

                If we fail to comply in a timely manner with the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act and current SEC regulations, we are required to prepare assessments regarding internal controls over financial reporting and, furnish an annual report by our management on our internal control over financial reporting. We continue to document and test our internal control procedures in order to satisfy these requirements, which is likely to result in increased general and administrative expenses and may shift management time and attention from revenue-generating activities to compliance activities. While our management is expending significant resources in an effort to complete this important project, there can be no assurance that we will be able to achieve our objective on a timely basis. Failure to achieve and maintain an effective internal control environment or complete our Section 404 certifications could have a material adverse effect on our stock price.

 In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover “material weaknesses” in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The PCAOB defines “significant deficiency” as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected.

 In the event that a material weakness is identified, we will employ qualified personnel and adopt and implement policies and procedures to address any material weaknesses that we identify. However, the process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future.

                Any failure to complete our assessment of our internal control over financial reporting, to remediate any material weaknesses that we may identify or to implement new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure to remediate any material weaknesses that we may identify, would adversely affect the annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that are required under Section 404 of the Sarbanes-Oxley Act. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

Public disclosure requirements and compliance with changing regulation of corporate governance pose challenges for our management team and result in additional expenses and costs which may reduce the focus of management and the profitability of our company.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated obove, the Sarbanes-Oxley Act and SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the U.S. public markets. Our management team will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Because the offering price has been arbitrarily set by the company, you may not realize a return on your investment upon resale of your shares.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on September 25, 2013 and has only a limited operating history and nominal earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may,” “will,” “should,” “plans,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors”, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operation” section, and the section entitled “Description of Our Business”, as well as those discussed elsewhere in this prospectus. Other factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

                                                                                     USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $90,000 as anticipated. Assuming the sale of only a smaller portion of the offering such as ten or fifteen percent of the proposed offering the Company will be in a position where it will need to make loans in order to supplement cash amount to reach the least amount raised  proposed in the use table bellow.

Gross proceeds	$22,500	$45,000	$67,500	$90,000
The proceed will be used :
Purchase of computer and mobile equipment	$2,500	2,500	2,500	2,800
Hot desking incoworking space.ComplimentaryWI-FI, conference & parking (Hot desking in coworking space. Complimentary WI-FI, conference & parking)	$2,400	2,600	5,800	7,000
App consultant	$2,400	2,400	6,000	6,350
T-Mobile 3GB	$720	720	720	720
Dragon dictation license purchase	$10	10	10	10
Development of app and advertising campaign	$6,470	18,770	34,470	55,120
Purchasing the Dragon license	$0	$10,000	$10,000	$10,000
Legal and professional fees	8,000	8,000	8,000	8,000

In the event that only $22,500 is raised from this offering, Dragon license cost will be covered by director loan.
The amounts actually spent by us for any specific purpose may vary and will depend on a number of factors.  Non-fixed cost, sales and marketing and general and administrative costs may vary depending on the  business progress  and  development efforts,  general  business  conditions  and market  reception to our  services. Accordingly, our management has broad discretion to allocate the net proceeds to non-fixed costs.

An example of changes to this spending  allocation  for non-fixed  costs include management deciding to spend less of the allotment on product  development  and more on sales and marketing.

If necessary, Mr. Evans, our officer and director, has verbally agreed to loan the company funds to complete the registration process but we will require funding of a minimum funding scenario, displayed in our Use of Proceeds table, therefore to implement our complete business plan. If insufficient funds are raised we plan to borrow funds from our management. However the agreement with Mr. Evans to provide funding is non-binding and there is no guarantee that he will provide such funding.

PLAN OF OPERATIONS

Discussion of management’s operations plan and analysis of the plan’s viability to overcome the uncertainty of our ability to continue as a going concern.

The Company had accumulated deficit of $12,293 as of April 30, 2017, which raises substantial doubt about its ability to continue as a going concern. The Company had no revenues as of April 30, 2017. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on funds from this offering to fund operating expenses. The Company intends to position it self so that it may be able to raise additional funds through the capital markets. Our ability to generate sufficient cash flow is dependent on our ability to execute distribution agreements with publishing authors and our ability to attract customers to purchase our product. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Prior to raising sufficient funds from this offering the management plans to fund any deficiencies in cash with management loans to the company.

12-month Plan of Operations

1st Event

Month	Articles of monthly expenditure	Amount $
Oct 17	App consultant (DhruvHaria)	400
	iPhone 7 128GB	800
	T-Mobile 3GB	60
	contract-free
	service
	MacBook Pro	1000
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	200

	Legal and Professional Fees	2000
Nov 17	T-Mobile 3GB	60
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	200
	App consultant	400
	iPad Air 128GB	700
	Dragon dictation	10
	license purchase
	TalkDraft app.	500
	Development of
	app with
	software team
	Pacman website	100
Dec 17	T-Mobile 3GB	60
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	200
	App consultant	200
Jan 18	T-Mobile 3GB	60
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	200
	App consultant	200
	TalkDraft app.	500
	Development of
	app with
	software team
Feb 18	T-Mobile 3GB	60
	Legal and Professional Fees	2000
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	200
	App consultant	200
	Launch TalkDraft on Apple app store	99
	Social Media	200
	advertising
	campaign
March 18	T-Mobile 3GB	60
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	200
	App consultant	200
	interviewU app.	500
	Development of
	app with
	software team
	Pacman website	200
Apr 18	T-Mobile 3GB	60
	Legal and Professional Fees	2000
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	200
	App consultant	200
	interviewU app.	500
	Development of
	app with
	software team
May 18	T-Mobile 3GB	60
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	200
	App consultant	200
	interviewU app.	700
	Development of
	app with
	software team
June 18	T-Mobile 3GB	60
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	200
	App consultant	200
	Launch interviewU on	200
	Apple app store
	Social Media	450
	advertising
	campaign
July 18	T-Mobile 3GB	60
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	200
	App consultant	200
	DiaryMe app.	500
	Development of
	app with
	software team
	Pacman website	300
Aug 18	T-Mobile 3GB	60
	Legal and Professional Fees	2000
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	460
	App consultant	200
	DiaryMe app.	500
	Development of
	app with
	software team
Sept 18	T-Mobile 3GB	60
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	200
	App consultant	200
	Launch DiaryMe on	111
	Apple app store
	Social Media	450
	advertising
	campaign
	Total 12 months	22500

2nd Event

Month	Articles of monthly expenditure	Amount $
Oct 17	Legal and Professional Fees	2000
	Purchasing the Dragon license	10000
	iPhone 6 128GB	800
	T-Mobile 3GB	60
	contract-free
	service
	MacBook Pro	1000
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	400
	(Hot desking in
	coworking space.
	Complimentary
	WI-FI, conference & parking)
	App consultant	200
	(DhruvHaria)
Nov 17	T-Mobile 3GB	60
	Legal and Professional Fees	2000
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	200
	App consultant	200
	iPad Air 128GB	700
	Dragon dictation	10
	license purchase
	TalkDraft app.	1000
	Development of
	app with
	software team
	Pacman website	162
Dec 17	T-Mobile 3GB	60
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	200
	App consultant	200
	TalkDraft app.	2000
	Development of
	app with
	software team
Jan 18	T-Mobile 3GB	60
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	200
	App consultant	200
	TalkDraft app.	1500
	Development of
	app with
	software team
Feb 18	T-Mobile 3GB	60
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	200
	App consultant	200
	Launch TalkDraft on Apple app store	99
	Social Media	450
	advertising
	campaign
March 18	T-Mobile 3GB	60
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	200
	App consultant	200
	interviewU app.	1000
	Development of
	app with
	software team
	Pacman website	200
May 18	T-Mobile 3GB	60
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	200
	App consultant	200
	interviewU app.	1000
	Development of
	app with
	software team
June 18	T-Mobile 3GB	60
	Legal and Professional Fees	2000
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	200
	App consultant	200
	interviewU app.	2500
	Development of
	app with
	software team
July 18	T-Mobile 3GB	60
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	200
	App consultant	200
	Launch interviewU on	110
	Apple app store
	Social Media	450
	advertising
	campaign
Aug 18	T-Mobile 3GB	60
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	200
	App consultant	200
	DiaryMe app.	2000
	Development of
	app with
	software team
	Pacman website	250
Sept 18	T-Mobile 3GB	60
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	200
	App consultant	200
	DiaryMe app.	3000
	Development of
	app with
	software team
Oct 18	T-Mobile 3GB	60
	Legal and Professional Fees	2000
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	200
	App consultant	200
	DiaryMe app.	2500
	Development of
	app with
	software team
	Launch DiaryMe on	99
	Apple app store
	Social Media	450
	advertising
	campaign
	Total 12 months	45000

3rd Event

Month	Articles of monthly expenditure	Amount $
Oct.2017	Legal and Professional Fees	2000
	Purchasing the Dragon license	10000
	iPhone 6 128GB	800
	T-Mobile 3GB	60
	contract-free
	service
	MacBook Pro	1000
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	400
	(Hot desking in
	coworking space.
	Complimentary
	WI-FI, conference & parking)
	App consultant	500
	(DhruvHaria)
Nov.17	T-Mobile 3GB	60
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	400
	App consultant	500
	iPad Air 128GB	700
	Dragon dictation	10
	license purchase
	TalkDraft app.	5500
	Development of
	app with
	software team
	Pacman website	800
Dec 17	T-Mobile 3GB	60
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	500
	App consultant	500
	TalkDraft app.	4000
	Development of
	app with
	software team
Jan 18	T-Mobile 3GB	60
	Legal and Professional Fees	2000
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	500
	App consultant	500
	TalkDraft app.	3000
	Development of
	app with
	software team
Feb 18	T-Mobile 3GB	60
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	500
	App consultant	500
	Launch TalkDraft on Apple app store	99
	Social Media	600
	advertising
	campaign
March 18	T-Mobile 3GB	60
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	500
	App consultant	500
	interviewU app.	3500
	Development of
	app with
	software team
	Pacman website	800
Apr 18	T-Mobile 3GB	60
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	500
	App consultant	500
	interviewU app.	3000
	Development of
	app with
	software team
May 18	T-Mobile 3GB	60
	Legal and Professional Fees	2000
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	500
	App consultant	500
	interviewU app.	3500
	Development of
	app with
	software team
June 18	T-Mobile 3GB	60
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	500
	App consultant	500
	Launch interviewU on	110
	Apple app store
	Social Media	600
	advertising
	campaign
July18	T-Mobile 3GB	60
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	500
	App consultant	500
	DiaryMe app.	3500
	Development of
	app with
	software team
	Pacman website	600
Aug 18	T-Mobile 3GB	60
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	500
	App consultant	500
	DiaryMe app.	2000
	Development of
	app with
	software team
Sep 18	T-Mobile 3GB	60
	Legal and Professional Fees	2000
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	500
	App consultant	500
	DiaryMe app.	2000
	Development of
	app with
	software team
	Launch DiaryMe on	99
	Apple app store
	Social Media	762
	advertising
	campaign
	Total 12 months	67500

4th Event

Month	Articles of monthly expenditure	Amount $
Oct 17	Legal and Professional Fees	2000
	Purchasing the Dragon license	10000
	iPhone 6 128GB	1000
	T-Mobile 3GB	60
	contract-free
	service
	MacBook Pro	800
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	500
	(Hot desking in
	coworking space.
	Complimentary
	WI-FI, conference & parking)
	App consultant	500
	(DhruvHaria)
Nov 17	T-Mobile 3GB	60
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	500
	App consultant	500
	iPad Air 128GB	1000
	Dragon dictation	10
	license purchase
	TalkDraft app.	5000
	Development of
	app with
	software team
	Pacman website	1500
Dec 17	T-Mobile 3GB	60
	Legal and Professional Fees	2000
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	600
	App consultant	500
	TalkDraft app.	5000
	Development of
	app with
	software team
Jan 18	T-Mobile 3GB	60
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	600
	App consultant	500
	TalkDraft app.	5000
	Development of
	app with
	software team
Feb 18	T-Mobile 3GB	60
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	600
	App consultant	500
	Launch TalkDraft on Apple app store	99
	Social Media	2000
	advertising
	campaign
March 18	T-Mobile 3GB	60
	Legal and Professional Fees	2000
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	600
	App consultant	550
	interviewU app.	4000
	Development of
	app with
	software team
	Pacman website	1000
Apr 18	T-Mobile 3GB	60
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	600
	App consultant	550
	interviewU app.	5255
	Development of
	app with
	software team
May 18	T-Mobile 3GB	60
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	600
	App consultant	550
	interviewU app.	5403
	Development of
	app with
	software team
June 18	T-Mobile 3GB	60
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	600
	App consultant	550
	Launch interviewU on	99
	Apple app store
	Social Media	1500
	advertising
	campaign
July 18	T-Mobile 3GB	60
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	600
	App consultant	550
	DiaryMe app.	5500
	Development of
	app with
	software team
	Pacman website	1000
Aug 18	T-Mobile 3GB	60
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	600
	App consultant	550
	DiaryMe app.	5665
	Development of
	app with
	software team
Sept 18	T-Mobile 3GB	60
	Legal and Professional Fees	2000
	Hot desking incoworking space.ComplimentaryWI-FI, conference & parking	600
	App consultant	550
	DiaryMe app.	5500
	Development of
	app with
	software team
	Launch DiaryMe on	99
	Apple app store
	Social Media	1500
	advertising
	campaign
	Total 12 months	90000

DETERMINATION OF OFFERING PRICE

There is no established market for our stock. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Upon the effectiveness of the registration statement of which this prospectus forms a part, we intend to seek a market maker to file an application with the FINRA to have our stock quoted on the OTC Bulletin Board. However, we cannot assure you that our shares will be quoted on the OTC Bulletin Board or, if quoted, that a public market will materialize.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, that:

a.

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

b.

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with  respect to a violation of such duties or other requirements of the securities laws;

c.

contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

d.

contains a toll-free telephone number for inquiries on disciplinary actions;

e.

defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

f.

contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

The broker or dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

(a)

bid and offer quotations for the penny stock;

(b)

 the compensation of the broker-dealer and its salesperson in the transaction;

(c)

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

(d)

a monthly account statement showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders

We had 28 shareholders of our common stock as of April 30, 2017.

Securities Authorized For Issuance under Equity Compensation Plans

We do not have any securities authorized for issuance under any equity compensation plans.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share.  Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them.  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase.  Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market.  The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market.  Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

DIVIDEND POLICY

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

In this offering, the level of dilution is increased as a result of the relatively low book value of Pacman Media`s presently issued and outstanding stock. This is due to the shares of common stock issued to the Company’s founder totaling 4,000,000 shares at $0.001 per share for $4,000 cash versus the current offering price of $0.01 per share.

The Company’s net tangible book value on before the offering was (1,695), or approximately $(0.0002) per share, based upon 4,000,000 shares outstanding. Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $90,000, the net tangible book value of the 13,000,000 shares to be outstanding will be $90,859 or approximately $0.0076 per share.

Dilution Table

The price of the current offering is fixed at $0.01 per common share. This price is significantly higher than the price paid by our director and officer for common equity since the Company’s inception on September 25, 2013.

Mr. Evans, our sole officer and director, paid $0.001 per share for the 4,000,000 common shares.

Assuming completion of the offering, there will be up to 13,000,000 common shares outstanding.  The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Dilution table
Percentage of funding	100%	75%	50%	25%
Amount of new funding	$90,000.00	$75,000.00	$50,000.00	$25,000.00
Offering price	$0.01	$0.001	$0.001	$0.001
Shares after offering	13,000,000	11,500,000	9,000,000	6,500,000
Book value before offering per share	$(0.0002)	$(0.0002)	$(0.0002)	$(0.0002)
Increase per share	0.0078	0.0067	0.0057	0.0039
Book value after offering per share	$0.0076	$0.0064	$0.0055	$0.0037
Dilution to investors	$0.0024	$0.0036	$0.0045	$0.0063
Dilution as percentage	24%	36%	45%	63%

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

	Price per Share	Total Number of Shares Held	Percentage of Ownership	Consideration Paid
Existing Stockholder	$0.001	4,000,000	68.4%	$4,000
Investors in This Offering	$0.01	1,850,000	31.6%	$18,500

PLAN OF DISTRIBUTION

This is a self-underwritten offering. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Mr. Evans, our officer and director, will sell the shares and intends to offer them to friends, family members and business acquaintances with no commission or other remuneration payable to him for any Shares he sells. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

He will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.  Our officer and director satisfies the requirements of Rule 3a4-1, because he:

(a)

is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

(b)

will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

(c)

is not, nor will he  be at the time of his participation in the offering, an associated person of a broker-dealer; and

(d)

meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through our website, and hold investment meetings Mr. Evans will also distribute the prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. No Shares purchased in this offering will be subject to any kind of lock-up agreement.

Our officer, director, control person and his affiliates do not intend to purchase any Shares in this offering.

We intend to sell our Shares outside the United States. We intend to sell shares in the United Kingdom. Solely Mr. Evans will sell the shares.. The shares will be offered to friends, family and business associates.

Section 15(g) of the Exchange Act

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder, impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your Shares.

Terms of the Offering

The Shares will be sold at the fixed price of $0.01 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus is effective and continue for a period not to exceed 180 days (the "Expiration Date").

Procedures and Requirements for Subscription

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the company, are irrevocable.

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Capital Stock

Our authorized capital stock consists of 9,000,000 shares of common stock with a par value of $0.001 per share.

Common Stock

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, our present stockholder will own approximately 33% of our outstanding shares.

Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

We do not have an authorized class of preferred stock.

Options, Warrants and Rights

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

SHARES ELIGIBLE FOR FUTURE RESALE

General

There is no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this offering, based on our outstanding shares as of January 31, 2015, we will have outstanding an aggregate of 13,000,000 shares of our common stock. Of these shares, upon effectiveness of the registration statement of which this prospectus forms a part, the 9,000,000 shares covered hereby will be freely transferable without restriction or further registration under the Securities Act.

The remaining 4,000,000 restricted shares of common stock to be outstanding are owned by our officer and director, known as our “affiliate,” and may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 under the Securities Act, if available, or otherwise.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $100,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Pacman Media Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Jill Arlene Robbins Attorney, at Law has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

Michael Gillespie of Michael Gillespie & associates, PLLC., Certified Public Accountant has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in the audit report. Mr. Gillespie has presented his report with respect to our audited financial statements.

LEGAL MATTERS

Our legal counsel has opined on the validity of the shares of common stock being offered hereby.

Instruction 1 to Item 509 of Regulation S-K require to disclose whether the interest of any expert or counsel named in the prospectus exceeds $50,000. The interest of any expert or counsel named in the prospectus does not exceeds $50,000 according to Instruction 1 Item 509 of Regulation S-K.

DESCRIPTION OF OUR BUSINESS

Overview

We were incorporated on September 25, 2013 in the State of Nevada.  We have never been involved in any reclassification, merger, consolidation or purchase or sale of a significant amount of assets nor have we ever declared bankruptcy, been in receivership, or been involved in any legal action or proceedings.
We are not a blank check registrant, as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

The business

Pacman Media is a new venture, which aims to specialize in the creation of mobile apps (applications) to be used on smartphones, tablet computers and any other mobile devise. We are likely to face potential challenges, risks and uncertainties, such as situations stated in our section titled Risk Factors, this situations could have adverse material effect on our company therefore negative outcome for our investors.

Apps are a relatively new phenomenon, first made available to customers in a meaningful way with the launch of the Apple App Store in 2008.

Our believe is that frequently, a mobile app is simply a ‘stripped-down’ version of a desktop computer program, able to fulfill the basic functions but missing the more advanced features. At other times a mobile app, like Skype for example, fulfills pretty much all the same functions as the version on your laptop.

We think that the market is seeing a category of app that is specifically designed for use on a smartphone; taking into account a phone’s limitations – keyboard typing but exploiting its strengths – mobility. This too will be the focus of Pacman Media – the creation of apps specifically designed for iPhone users to the extent that the app may be almost pointless on a desktop computer.

Our independent auditor has issued an audit opinion, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our apps

Pacman Media intends to specialize in voice activated apps and we have three distinct voice activated concepts that we plan to design and launch. We believe that voice recognition technology is an exciting area, still could be in its infancy but maybe with boundless potential and opportunity. We believe this area best fulfills our strategy of designing apps with phone users in mind and these apps will also be useful for iPad or tablet users because, like phones, these devises are relatively mobile, meaning one could use them when ‘out and about’.

After research Pacman Media have set sights on Dragon dictation software as we decided it is the best technology on the market to power our apps and ensure that they work.
We aim to have apps that are voice activated, meaning that they respond to audio commands. Specifically we intend to exploit the transcription functions of Dragon dictation to streamline the implementation of common tasks in the film and television industries. During the preparation of a film, typically known as pre-production, crew members from all departments of the production, take notes when viewing a potential filming location for example. Many take notes by speaking into a dictaphone, which they then have to transcribe at a later point in order to review their notes. Our apps intend to save customer this trouble and therefore save him or her time and energy, basically streamline this process. At Pacman Media we plan to hire a team who have backgrounds in the film and television creative industries and so appreciate and understand how our apps will be extremely useful to fellow media professionals.

Creating the apps

Developing apps with commercial intent using Dragon software will require purchasing the Dragon license, which costs $10,000.00. This is a one off payment after which Pacman Media will be free to exploit Dragon dictation software for all commercial purposes until ‘the end of time’.

Pacman Media will also require the services of a software development team. After careful research we have settled on The Future who we believe have a track record developing voice apps. Their development fee on our three showcase apps will range from $9,000 - $15,000 depending on the project.

Launching the apps

Once an app is finished and ready to go to market it will be launched via the Apple App Store, which gives us access to a iPhone and iPad users worldwide, from the United States to United Kingdom to Japan, China to Europe. 30 percent of revenue from the store goes to Apple, and 70 percent goes to the producer of the app (minus an annual USD$99.00 development fee to Apple).

Pacman Media also planning to launch a promotional campaign to raise awareness of the unique features of each app. This may be done using celebrated artists, or industry professionals, where appropriate and all aspects of social media. In addition Pacman Media will try to lobby trade publications that specialize in reviewing new apps and technology, with a view to receiving positive coverage and greater exposure.

We plan to operate and sell our apps in English speaking countries, primarily the United States, the United Kingdom, Canada, Australia, South Africa and New Zealand. If our launch in these territories is successful we will consider a second launch in non-English speaking territories, which will involve translating and rebuilding the apps in Russian, Japanese or Chinese for example. In this scenario we would also have to examine the best platform for selling our apps, which may not involve the Apple Store who have run into repeated difficulties regarding their business operations in China.  Lunching our apps in bureaucratically strenuous country like Russia can bring additional challenges such as working out specific government regulations, potential political and economic instability, language barrier and similar issues and risks typical for a very foreign market.

Price

Many apps are free. Companies may pursue this strategy to showcase their products in the hope of securing future investment. Apps that charge for downloading range anywhere from under $1 to over $100. Typically an app will be in the $5 - $8 region.

We think that unlike mass use apps like ‘Angry Birds’ Pacman Media apps will be specialized and catered towards industry professionals, specifically professionals in the film and television creative industries as well as those aspiring to join their ranks such as film and media students. As such our apps will be in the region of $10.

Related business

In promoting our apps we will be harnessing the power of social media and this is something we might be good at. As such we will also seek opportunities to provide our social media services and skills for others at a fee. We think that social media has become an ever growing and ever crucial component of advertising and Pacman Media will be utilizing twitter, facebook and youtube to promote our app. Despite its relative low cost, an effective social media campaign still requires specialized skill and strategy to run successfully. Our President David Evans has experience in this area and once we are able to demonstrate the successful launch of Pacman Media by harnessing the power of social media we might be able to raise revenue by offering these skills out to other companies and brands for a fee. Specifically we are talking about running a twitter feed, with constant updates relating to the linear progression of a brand’s release to the public and a facebook page where we will aggressively pursue ‘likes,’ ‘friends’ and lengthier updates. In addition we are considering running a youtube channel that will provide a platform to release promotional videos.

Major Risk

The market is saturated with mobile apps. We researched the data available, which shows most recent statistic only as of June 2014, there were more than 1,200,000 apps available for download from the Apple Store, this is according to the website that the we came across called Tech Crunch, found at the following web link: http://techcrunch.com/2014/06/02/itunes-app-store-now-has-1-2-million-apps-has-seen-75-billion-downloads-to-date/.  This may mean that the market is saturated and the difficulty to stand out from the crowd is present.

An additional risk is that one can launch an app that has some success but then it is copied by bigger companies with more resources or an established presence on the market and improved upon leading to loss of market share. This seems to be a common occurrence with several similar type apps launched within months of each other and becoming fierce competitors.
However, taken from our further research on the various unrelated to our company Internet websites, for comparison there were 900,000 available for download in June 2013.In July 2009 there were .01 billion apps downloaded.
By October 2014 this had risen to 85 billion apps downloaded from the Apple Store (cumulative).
The trick is to stand out from the crowd, facilitating a groundswell of support that goes ‘viral’.

Mission

Our aim is facilitating a groundswell of support that goes ‘viral’.

Description of Property

We do not currently own any property. We are currently operating out of the premises of our President, on a rent-free basis. We consider our current principal office space arrangement adequate.

Non-cash assets.

Pacman Media Inc. owns a website with domain address www.pacmanmedia.net. The value to the Company’s adds a full business plan with a detailed 12 months Plan of Operations.
We have a Consulting Agreement with Laetitia Lawrence, which is in effect from November 23, 2014.

Emerging Growth Company Status

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

1.

on the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

2.

on the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

3.

on the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

4.

the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b–2 of title 17, Code of Federal Regulations, or any successor thereto.’’

A “large accelerated filer” is an issuer that, at the end of its fiscal year, meets the following conditions:

1.

it has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer's most recently completed second fiscal quarter;

2.

It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

3.

It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

1.

Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2.

Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3.

Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4.

Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5.

The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected under this section of the JOBS Act to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions relating to complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act..

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our director, officer or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest. Our address for service of process in 483 Green Lanes London N13FBS, U.K.

MANAGEMENT

Our executive officer and our treasurer their age as of the date of this prospectus is as follows:

Name	Age	Position
David Mark Evans	33	President, Secretary, Treasurer, Chief Executive Officer and member of the Board of Directors.

The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

Biographical Information

David Mark Evans was born in London and attended the prestigious Great Walstead boarding school before completing his ‘A’ levels at West Thames College. It was at West Thames that Dave developed his interests in Information Technology.

David pursued his love of IT, working for the Hammersmith and Fulham Adult Education Department (Jan 2005 – March 2010) where he ran a local information technology hub known as the Media Café, providing training and skills via internet learning.

David has since worked in sales and property and development for Cohen Associates (May 2010 – August 2011) From Jan 2012 to the present, David has worked on a freelance basis for film and television companies running their social media departments for the benefit of promoting their film releases and productions. For several years David Evans has worked on smartphone and tablet applications (apps) that he is planning to further develop and lunch through Pacman Media Inc. David still works as a social media consultant and does so for twenty hours per week on average.

During the past ten years Mr. Evans has not been the subject of the following event:

     1. Any bankruptcy petition filed by or against any business of which Mr. Evans was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Evans’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of at least one member, and that our shareholders shall determine the number of directors from time to time. Each director serves for a term that expires until the next annual meeting of shareholders and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office, or death.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee “financial expert.” As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our sole director, who is also our sole executive officer. Thus, there is an inherent conflict of interest.

Director Independence

As of the date of this Registration Statement filed on Form S-1, we have no independent directors.

Significant Employees

 We have no significant employees other than the executive officers described above.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the Board of Directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

Since our incorporation on September 25th, 2013, we have not compensated and have no arrangements to compensate our president and director Mr. Evans for his services to us as an officer. However, we anticipate that Mr. Evans will receive compensation from the Company once cash flow that we generate from operations significantly exceeds our total expenses. We have not granted any stock options to Mr. Evans; there are no stock option, retirement, pension, or profit sharing plans for the benefit of Mr. Evans; and, we have not entered into any employment or consulting agreements with Mr. Evans.  However, as president and director of the company Mr. Evans has the power to set his own compensation.

The following table sets forth the compensation paid by us for the period from inception until the fiscal year ending October 31, 2016, and subsequent thereto, for our sole officer and director. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation addresses all compensation awarded to, earned by, or paid to our named executive officers.

Name and Principal Position David Mark Evans Chief Executive Officer	Year	Salary($)	Bonus($)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
	2014	0	0	0	0	0	0	0	0
	2015	0	0	0	0	0	0	0	0
	2016	0	0	0	0	0	0	0	0

Outstanding Equity Awards at 2016 Fiscal Year-End

We do not currently have a stock option plan nor did any long-term incentive plans that provide compensation intend to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to our president and director since our inception; accordingly, none were outstanding at April 30, 2017.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements.

There are currently no employments or other contracts or arrangements with our executive officer. There are no compensation plans or arrangements, including payments to be made by us, with respect to our sole officer or director that would result from the resignation, retirement or any other termination of such person from us. There are no arrangements for our director or officer that would result from a change-in-control.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

COMPENSATION OF DIRECTORS

The sole member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to our director. There are no contractual arrangements with any member of the board of directors.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Company shares bought by our director

On January 2015, we issued an aggregate of 4,000,000 shares of our common stock to our director David Evans, for aggregate consideration of $4,000.

Loan from our director

On October 10, 2014 our director loaned $1,680 to the Company. The loan is unsecured, non-interest bearing and due on demand. The balance due to the director is $1,680 as of April 30, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

On January , 2015, we issued an aggregate of 4.000.000 shares of our common stock to our director for aggregate consideration of $4,000.

The following table sets forth information regarding the beneficial ownership of our common stock as of April 30, 2017 for our director.  There is no other person or group or affiliated persons, known by us to beneficially own more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws, and the address for each person listed in the table is Pacman Media Inc., Unit 8954 483 Green Lanes, London, N13 4BS England, U.K.

The percentage ownership information shown in the table below is calculated based on 4,000,000 shares of our common stock issued and outstanding as of April 30, 2017. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name and Address of Beneficial Owner	No. of Common Stock Before Offering	No. of Common Stock After Offering	Percentage of Ownership Before Offering
David Evans Unit 8954 483 Green Lanes,London, N13 4BS England, U.K.	4,000,000	4,000,000	100%
Officers and directors (1 persons)	4,000,000	4,000,000	100%

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

MANAGEMENT’S DISCUSSION AND ANALYSIS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Results of Operation

Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation.

We expect we will require additional capital to meet our long term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

Three Months Period Ended April 30, 2017 and 2016

Our net income/loss for the three months periods ended April 30, 2017 and 2016 were $(116) and $(2,600).  During the three months periods ended April 30, 2017 we have not generated revenue.  During the three months periods ended April 30, 2016 we have not generated any revenue.

During the three months periods ended April 30, 2017 and 2016, our operating expenses were bank fees and professional fees. The weighted average number of shares outstanding was 6,172,637 and 4,000,000 for the three months ended April 30, 2017 and 2016.

Liquidity and Capital Resources

Three Months Period Ended April 30, 2017

As at April 30, 2017, our total assets were $13,563 compared to $1,569 in total assets as of October 31, 2016. Total assets were comprised of cash and equivalents. As at April 30, 2017 and October 31, 2016, our current liabilities were $1,680. Stockholders’ equity was $ 11,883 as of April 30, 2017 compare to stockholders' equity of $ (111) as of October 31, 2016.

Cash Flows from Operating Activities

We have not generated positive cash flows from operating activities for the six months period ended April 30, 2017, net cash flows used in operating activities was $(2,506) and for the six months period ended April 30, 2016 $223.

Cash Flows from Investing Activities

For the six months period ended April 30, 2017 and 2016, we have not generated cash flows from investing activities.

Cash Flows from Financing Activities

For the six months period ended April 30, 2017, we have generated cash flows from financing activities $14,500 from issuance of common stock.  For the six months period ended April 30, 2016, we have not generated cash flows from financing activities.

We are a development stage corporation and only recently started our operations. We had revenues of $4,875 from our business operations. Our cash balance was $13,563  as of April 30, 2017. We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing funds received from our president and director from the purchase of shares. Our president has informally agreed to advance funds to allow us to pay for offering costs, filing fees, professional fees, including fees payable in connection with the filing of this registration statement and operation expenses.  He has no commitment, arrangement or legal obligation to advance or loan funds to the Company. In order to implement our plan of operations for the next twelve-months period, we require a minimum of $22,500 (approximately $8,000 of which we anticipate will be costs associated with being a public company) of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Unit 8954, 483 Green Lanes, London, N134BS England, U.K. Tel: (310) 562-7843.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to cover our costs. This is because we have generated no revenues, and they are not anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to start our proposed operations but we cannot guarantee that once we start operations we will stay in business after doing so. If we are unable to successfully attract customers to buy our Web Services we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual non-binding advisory vote on executive compensation and nonbinding stockholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Results of Operations

Activities to Date

A substantial portion of our activities to date has involved developing a business plan and Plan of Operations. We have identified people or companies we plan to work with and conducted extensive market research. We’ve bought a domain and started building a website, we acquired company assets in a form of a Mac computer and an iPhone 6 plus. We have executed Legal Agreement with Laetitia Lawrence. Company owns a domain name at www.pacmanmedia.net

Liquidity and Capital Resources

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

As of October 31, 2015 (year end), the Company had $522 cash, and liabilities of $1,680. As of October 31, 2016 (year end), the Company had $1,569 cash, and liabilities of $1,680.  As of April 30, 2017, the Company had $13,563 cash and liabilities of 1,680. However, the available capital reserves in the quarter following April 30, 2017, currently seems to be  barely sufficient for the Company to remain operational.

Results of Operations for the Three Months ended April 31, 2017

Balance Sheet Data	April 30, 2017
Cash and Cash Equivalents	$13,563
Total Current Assets	$13,563
Current Liabilities	$1,680
Total Stockholders’ Equity	$11,883

Statement of Operations From September 25, 2013 - April 30,2017
Revenue	$5,655

    Net Loss

  (12,293)

Results of Operations for the Year End October 31, 2016 Compared to the Year End October 31, 2015

	October 31, 2016	October 31, 2015

ASSETS
Current Assets
Cash and cash equivalents	$ 1,569	$ 522
TOTAL CURRENT ASSETS	$ 1,569	$ 522
TOTAL ASSETS	$ 1,569	$ 522

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Shareholder loan	$ 1,680	$ 1,680
TOTAL CURRENT LIABILITIES	$ 1,680	$ 1,680

The current average rate at which the Company uses funds in its operations stands at an average of  $300 per moth.

Since inception, we have sold 4,000,000 shares of common stocks to our president and director, at a price of $0.001 per share, for aggregate proceeds of $4,000. Our president and director also provided $1,680 long-term loan to the company.
We are attempting to raise funds to proceed with our plan of operation. Our current cash on hand will be used to pay the fees and expenses of this offering. We may have to utilize funds from our sole officer and director. However, he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. To proceed with our operations for 12 months, we need a minimum of $22,500. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. In the long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Going Concern Consideration

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. If we sell at least 25% of the shares in the offering we believe that we will have the resources to operate for the next 12 months, including for the costs associated with becoming a publicly reporting company. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $8,000.

Limited operating history and need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

AVAILABLE INFORMATION

We do not plan to register our common stock under Section 12(g) of the Securities Exchange Act of 1934 (“Exchange Act”) by filing a Form 8-A on a pre-effective basis.  The consequences to investors of us being a Section 15(d) registrant in comparison to a Section 12(g) registrant are as follows:  Under Section 15(d) of the Exchange Act, we are not required to file periodic reports if we have less than 300 holders of record for the fiscal year after the year of effectiveness. if we do not register our securities under Section 12 of the Exchange Act, we may not have an ongoing periodic reporting obligation and will not be subject to the Commission’s proxy rules and Section 16 of the Exchange Act.

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

The Nevada General Corporation Law requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding.  The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action.  Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to Article 11 of our Bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Nevada law subject to certain specified limitations.

pacman media inc.

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA  98125

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Pacman Media Inc.

We have audited the accompanying balance sheets of Pacman Media Inc. as of October 31, 2016 and 2015 and the related statements of operations, stockholders’ deficit and cash flows for the periods then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Pacman Media Inc. for the years ended October 31, 2016 and 2015 and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #2 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

Seattle, Washington

May 17, 2017

pacman media inc.

Balance Sheets

(Audited)

	October 31, 2016	October 31, 2015

Current Assets
Cash and cash equivalents	$1,569	$ 552
TOTAL CURRENT ASSETS	$1,569	$ 552

Fixed Assets
Account Receivable	$-	$ -
TOTAL ASSETS	$1,569	$ 552

Current Liabilities
Account Payable	$-	$ -
Shareholder loan	$1,680	$ 1,680
TOTAL CURRENT LIABILITIES	$1,680	$ 1,680

Stockholders' Equity
Common stock
Authorized: $0.001 par value, 75,000,000 shares authorized
4,400,000 and 4,000,000 common shares issued and outstanding respectively;	$4,400	$ 4,000
Additional paid in capital	$5,276	$ 1,676
Deficit accumulated during the development stage	$(9,787)	$ (6,804)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	$(111)	$ (1,128)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,569	$ 552

The accompanying notes are an integral part of these financial statements pacman media inc.

Statements of Operations

(Audited)

	For the Year Ended October 31, 2016	For the Year Ended October 31, 2015

Revenue	$4,875	$ 780

General and Administrative Expenses
Professional Fees	$7,510	$ 3,339
Office Expenses	$-	$ -
Bank charges and interest	$348	$ 215
	$7,858	$ 3,554

Net Income (Loss)	$(2,983)	$ (2,774)

Basic and diluted net loss per common share	(0.0010)	($0.0010)

Weighted average common shares
outstanding - basic and diluted	4,075,890	4,000,000

The accompanying notes are an integral part of these financial statements.

pacman media inc.

Statements of Cash Flows

(Audited)

	October 31, 2016	October 31, 2015

Cash Flows from Operating Activities
Net Income (loss)	$ (2,983)	$ (2,774)
Changes in:
Accrued Expenses	$ -	$ -
Account Payable	$ -	$ -
Net cash provided by (used in) operating activities	$ (2,983)	$ (2,774)

Cash Flow from Investing Activities
Account Receivable	$ -	$ -
Net cash provided (used in) investing activities	$ -	$ -

Financing Activities
Issuance of Common Stock	$ 4,000	$ -
Shareholder Loan	$ -	$ -
Net cash provided by financing activities	$ 4,000	$ -

Net increase (decrease) change in cash	$ 1,017	$ (2,774)

Cash and cash equivalents balance, beginning of period	$ 552	$ 3,326

Cash and cash equivalents balance, end of period	$ 1,569	$ 552

The accompanying notes are an integral part of these financial statements.

pacman media inc.

Statement of Changes In Stockholders’ Equity

From September 25, 2013 (Inception) to October 31, 2016

(Audited)

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total Shareholders' Equity

Balance at October 31, 2014	4,000,000	$ 4,000	$ 1,676	$ (4,030)	$ 1,646
Net Loss for the year ended October 31, 2015		$ -	$ -	$ (2,774)	$ (2,774)
Balance at October 31, 2015	4,000,000	$ 4,000	$ 1,676	$ (6,804)	$ (1,128)
Issuance of common shares for cash at $0.01 per for the year ended October 31, 2016	400,000	$ 400	$ 3,600	$ -	$ 4,000
Net Loss for the year ended October 31, 2016		$ -	-	$ (2,983)	$ (2,983)
Balance at October 31, 2016	4,400,000	$ 4,400	$ 5,276	$ (9,787)	$ (111)

The accompanying notes are an integral part of these financial statements.

pacman media inc.

Notes to the Financial Statements

Note 1: Organization and Basis of Presentation

Pacman Media, Inc. (the “Company”) is a for profit corporation established under the corporation laws in the State of Nevada, United States of America on September 25, 2013. Our offices are located at Unit 8954, 483 Green Lanes, London N13 4BS, England, United Kingdom.

The Company intends to commence operations as a developer of mobile apps to be used on smartphones, tablet computes, and other mobile devices.

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Financial Statements and related disclosures as of October 31, 2015 are audited pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). Unless the context otherwise requires, all references to “Pacman Media, Inc.,” “we,” “us,” “our” or the “company” are to Pacman Media, Inc.

Note 2: Going Concern

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern.

For the period ended October 31, 2016, the Company’s net loss from inception is $9,787.  The Company’s ability to continue as a going concern is dependent upon the Company’s ability to generate sufficient revenues to operate profitably or raise additional capital through debt financing and/or through sales of common stock.

Note 3: Significant Accounting Policies and Recent Accounting Pronouncements

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

October 31, 2016 and October 31, 2015

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Disclosures as of July 31, 2016 and 2015

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments.  ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of October 31, 2016.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values.  These financial instruments include cash, accrued liabilities and notes payable.

Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period.  Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification No. 605, “Revenue Recognition” ("ASC-605"). ASC-605 requires that four basic criteria must be met before revenue can be recognized:

1. Persuasive evidence of an arrangement exists

2. Delivery has occurred

3. The selling price is fixed and determinable

4. Collectability is reasonably assured.

Determination of criteria (3) and (4) are based on management's judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, or other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

PACMAN MEDIA INC.

Notes to the Audited Financial Statements

October 31, 2016 and 2015

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Note 4: Legal Matters

The Company is not aware of any legal issues pending.

Note 5: Debt

From September 25, 2013 through October 31, 2016, Dave Evans, the sole director and President of the Company, provided loans to the Company totaling $1,680, which is being carried as a note payable. The loan is non-interest bearing, unsecured and due upon demand.

Note 6: Capital Contribution

The Company had made a capital contribution of $1,676 as of October 31, 2014.

Note 7: Capital Stock

On September 25, 2013 the Company authorized 75,000,000 shares of commons stock with a par value of $0.001 per share.

On October 16, 2014 the Company issued 4,000,000 common shares for cash proceeds of $4,000.

On July 25, 2016 and July 26, 2016 the Company issued 150,000 common shares for cash proceeds of $1,500.

During the month of September, 2016 the Company issued 250,000 common shares for cash proceeds of $2,500.

As of October 31, 2016 there were 4,400,000 shares of common stock issued and outstanding.

As of October 31, 2016 there were no outstanding stock options or warrants.

Note 8: Income Taxes

As of October 31, 2016, the Company had net operating loss carry forwards of approximately $9,787 that may be available to reduce future years’ taxable income in varying amounts through 2032. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

	October 31, 2016	October 31, 2015
Federal income tax benefit attributable to:
Current Operations	$ 1,014	$ 943
Less: valuation allowance	(1,014)	(943)
Net provision for Federal income taxes	0	0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	October 31, 2016	October 31, 2015
Deferred tax asset attributable to:
Net operating loss carryover	$ 3,327	$ 2,313
Less: valuation allowance	(3,327)	(2,313)
Net deferred tax asset	0	0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $9,787 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

Note 9: Related Party Transactions

The Company neither owns nor leases any real or personal property. The director of the Company provides office space and services free of charge. The Company's sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available.

The Company has a related party transaction involving the sole director and officer. The nature and details of the transaction are described in Note 5.

Note 10: Subsequent Events

In accordance with ASC 855-10, the Company has evaluated events subsequent through the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through October 31, 2016, the date these financial statements were available to be issued.

After October 31, 2016, the company issued 1,450,000 shares of common stock to 18 shareholders at $0.01 per share totaling $14,500.

PACMAN MEDIA INC.

Balance Sheets (an-audited)	63
Statements of Operations (an-audited)	64
Statements of Cash Flows (an-audited)	65
Notes to the Financial Statements	66

PACMAN MEDIA INC.

Balance Sheets

(anaudited)

ASSETS	April 30, 2017	October 31, 2016
Current Assets
Cash and cash equivalents	$ 13,563	$ 1,569
Total Current Assets	13,563	1,569
Total Assets	$ 13,563	$ 1,569
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Accrued expenses	$ -	$ -
Loan from director	1,680	1,680
Total Liabilities	$ 1,680	$ 1,680
Stockholders’ Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 5,850,000 and 4,400,000 shares issued and outstanding respectively;	5,850	4,400
Additional paid in capital	18,326	5,276
Deficit accumulated during the development stage	(12,293)	(9,787)
Total Stockholders’ Equity (Deficit)	11,883	(111)
Total Liabilities and Stockholders’ Equity	$ 13,563	$ 1,569

See accompanying notes to condensed unaudited financial statements.

PACMAN MEDIA INC.

Statements of Operations

(Unaudited)

	Three months ended April 30, 2017	Three months ended April 30, 2016	Six months ended April 30, 2017	Six months ended April 30, 2016
REVENUES	$ -	$ -	$ -	$ 4,875
OPERATING EXPENSES
Professional Fees	-	2,500	2,300	4,510
Bank fees	116	90	206	142
TOTAL OPERATING EXPENSES	116	2,600	2,506	4,652
NET INCOME/ LOSS FROM OPERATIONS	(116)	(2,600)	(2,506)	223
PROVISION FOR INCOME TAXES	-	-	-	-
NET INCOME/ LOSS	$ (116)	$ (2,600	$ (2,506)	$ 223
NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.00)	$ (0.00)	$ (0.00)	$ (0.00)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	6,172,637	4,000,000	5,429,546	4,000,000

See accompanying notes to condensed unaudited financial statements.

Statements of Cash Flows

(Unaudited)

	Six months to April 30, 2017	Six months to April 30, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$ (2,506)	$ 223
Changes in assets and liabilities:
Increase in accounts payable	-	-
Accounts Receivable	-	-
CASH FLOWS USED IN OPERATING ACTIVITIES	(2,506)	223
CASH FLOWS USED IN INVESTIG ACTIVITIES
CASH FLOWS USED IN INVESTING ACTIVITIES	-	-
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
Issuance of Common Stock	14,500	-
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	14,500	-
NET INCREASE IN CASH	11,994	223
Cash, beginning of period	1,569	552
Cash, end of period	$ 13,563	$ 775

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ -	$ -
Income taxes paid	$ -	$ -

See accompanying notes to condensed unaudited financial statements.

PACMAN MEDIA INC.

Notes to the Financial Statements

Note 1: Organization and Basis of Presentation

Pacman Media, Inc. (the “Company”) is a for profit corporation established under the corporation laws in the State of Nevada, United States of America on September 25, 2013.

The Company intends to commence operations as a developer of mobile apps to be used on smartphones, tablet computes, and other mobile devices.

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Financial Statements and related disclosures as of October 31, 2016 are audited pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). Unless the context otherwise requires, all references to “Pacman Media, Inc.,” “we,” “us,” “our” or the “company” are to Pacman Media, Inc.

Note 2: Going Concern

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern.

For the period ended April 30, 2017, the Company had a net loss of $116.  The Company’s ability to continue as a going concern is dependent upon the Company’s ability to generate sufficient revenues to operate profitably or raise additional capital through debt financing and/or through sales of common stock.

Note 3: Significant Accounting Policies and Recent Accounting Pronouncements

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Disclosures as of April 30, 2017 and 2016

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments.  ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of April 30, 2017.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values.  These financial instruments include cash, accrued liabilities and notes payable.

Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

•

The results for the three months ended April 30, 2017 are not necessarily indicative of the results of operations for the full year. These financial statements and related footnotes should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on

Form 10K for the year ended October 31, 2016, filed with the Securities and Exchange Commission.

•

The accompanying condensed financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at April 30, 2017 and for the related periods presented.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period.  Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification No. 605, “Revenue Recognition” ("ASC-605"). ASC-605 requires that four basic criteria must be met before revenue can be recognized:

1.

Persuasive evidence of an arrangement exists

2.

Delivery has occurred

3.

The selling price is fixed and determinable

4.

Collectability is reasonably assured.

Determination of criteria (3) and (4) are based on management's judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, or other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Note 4: Legal Matters

The Company has no known legal issues pending.

Note 5: Debt

From September 25, 2013 through April 30, 2017, Dave Evans, the sole director and President of the Company, provided loans to the Company totaling $1,680, which is being carried as a note payable. The loan is non-interest bearing, unsecured and due upon demand.

Note 6: Capital Stock

On September 25, 2013 the Company authorized 75,000,000 shares of commons stock with a par value of $0.001 per share.

On October 16, 2014 the Company issued 4,000,000 common shares for cash proceeds of $4,000.

On July 25, 2016 and July 26, 2016 the Company issued 150,000 common shares for cash proceeds of $1,500.

During the month of September, 2016 the Company issued 250,000 common shares for cash proceeds of $2,500.

During the months of November, December and January 2017, the Company issued 520,000 common shares for cash proceeds of $5,200 at $0.01 per share.

As of April 30, 2017 the Company issued 930,000 common shares for cash proceeds of $9,300 at $0.01 per share.

As of April 30, 2017 there were 5,850,000 shares of common stock issued and outstanding.

As of April 30, 2017 there were no outstanding stock options or warrants.

Note 7: Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Note 8: Related Party Transactions

The Company neither owns nor leases any real or personal property. The director of the Company provides office space and services free of charge. The Company's sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available.

The Company has a related party transaction involving the sole director and officer. The nature and details of the transaction are described in Note 5.

Note 9: Subsequent Events

In accordance with ASC 855-10, the Company has evaluated events subsequent through the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through April 30, 2017 and to the date these financial statements were available to be issued.

PART II

Other Expenses Of Issuance And Distribution

Approximate costs of this offering are as follows:

SEC Registration Fee	$11.46
Auditor Fees and Expenses	$2,500.00
Legal Fees and Expenses	$2,500.00
EDGAR fees	$2,000.00
Transfer Agent Fees	$1,000.00
TOTAL	$8,011.46

(1) All amounts are estimates, other than the SEC’s registration fee.

Indemnification Of Director And Officers

Pacman Media Inc.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of him or his office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Pacman Media Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

Recent Sales Of Unregistered Securities

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
David Evans Unit 8954 483 Green Lanes,London, N13 4BS England, U.K.	October 16, 2014	4,000,000	$4,000

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 383(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

 (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Unit 8954, 483 Green Lanes, London, N13 4BS, England, U.K., on July 25, 2017

PACMAN MEDIA INC.

By:	/Mr./	David Mark Evans
	Name:	David Mark Evans
	Title:	President, Secretary, Treasurer and Director
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/Mr./ David Mark Evans
David Mark Evans	President, Secretary, Treasurer and Director (Principal Executive, Financial and Accounting Officer)	August 28, 2017

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation *
3.2	Bylaws *
5.1	Opinion re: Legality and Consent of Counsel *
10.1	Contract dated November 23, 2014 with Laetitia Lawrence *
10.2	Loan Agreement *
23.1 99	Consents of Independent Auditor audits * Subscription Agreement *

* previously filed

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 (including exhibits) under the Securities Act with respect to the shares to be sold in this Offering.  This Prospectus, which forms part of the Registration Statement, does not contain all the information set forth in the Registration Statement as some portions have been omitted in accordance with the rules and regulations of the SEC.  For further information with respect to our Company and the Shares offered in this Prospectus, reference is made to the Registration Statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof.  With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved.   We are not currently subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”).  As a result of the offering of the Shares of our common stock, we will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, we will file quarterly and annual reports and other information with the SEC and send a copy of our annual report together with audited consolidated financial statements to each of our shareholders.  The Registration Statement, such reports and other information may be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N. E., Washington, D. C.  20549.  Copies of such materials, including copies of all or any portion of the Registration Statement, may be obtained from the Public Reference Room of the SEC at prescribed rates.  You may call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.  Such materials may also be accessed electronically by means of the SEC’s home page on the internet (http://www.sec.gov).

Until _________________, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This prospectus does not constitute an offer to sell nor are they seeking an offer to buy the securities referred to in this prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this prospectus.

PACMAN MEDIA, INC.

9,000,000 SHARES OF COMMON STOCK

PROSPECTUS